Exhibit 99.1

Tel-Instrument Electronics Corp. Reports Financial Results

For First Quarter FY 2025

East Rutherford, NJ – August 14, 2024 – Tel-Instrument Electronics Corp. (“Tel-Instrument,” “TIC,” or the “Company”) (OTCQB: TIKK), a leading designer and manufacturer of avionics test and measurement solutions, today reported a net income of $42K ($0.02) per basic and per diluted share, on revenues of $2.8 million for the first quarter of 2025 fiscal year, ended June 30, 2024.

Notes On First Quarter:

●	Revenues for the first quarter were $2.8 million, as compared to $2.9 million in the year-ago quarter.

●	The gross margin percentage decreased to 26% versus 45% the year-ago period due to low margin CRAFT ECP invoices.

●	Operating expenses decreased by $200K, a 23% decline versus the year ago level as a result of funded engineering projects.

●	Net income was $42K or $(0.02) per share, compared to net income of $295K or $0.07 per share in the year-ago quarter.

●	CRAFT ECP Test Readiness Review (“TRR”) was completed in April 2024.

●	Bookings backlog was $7 million at the end of the first quarter.

Mr. Jeffrey O’Hara, Tel-Instrument’s President and CEO commented, “We are expecting strong growth for the balance of FY 2025 due to the success of the SDR-OMNI and SDR-OMNI/MIL and the expected commencement of MADL and CRAFT ECP production later this year. The successful completion of the Navy TRR was important as it was a key milestone in the development process, and it generated a large progress billing which bolstered our cash position. CRAFT ECP production is projected to commence in the fourth quarter of this fiscal year and should generate annual revenues of around $5 million. We were thrilled that Airbus selected our SDR-OMNI commercial test set for use in its world-wide manufacturing operations after an extensive technical evaluation. Additional volume orders were received from Airbus in the second quarter, and we continue to gain traction in the commercial marketplace. We are even more excited about the prospects for the SDR-OMNI/MIL which has the potential to replace thousands of obsolete test sets currently in use by the U.S. military and our NATO allies. The SDR-OMNI/MIL is the only multi-purpose avionic test set in the market that meets Class 1 military environmental specifications. While DOD procurement for new test sets tends to be an extended process, the SDR-OMNI/MIL has the potential to generate millions of dollars of annual revenues. The Lockheed Martin F-35 MADL Test Set development program has been completed and we are currently in negotiations to supply up to 119 MADL test sets this year.”

About Tel-Instrument Electronics Corp.

Tel-Instrument is a leading designer and manufacturer of avionics test and measurement solutions for the global commercial air transport, general aviation, and government/military aerospace and defense markets. Tel-Instrument provides instruments to test, measure, calibrate, and repair a wide range of airborne navigation and communication equipment. For further information please visit our website at www.telinstrument.com.

This press release includes statements that are not historical in nature and may be characterized as “forward-looking statements,” including those related to future financial and operating results, benefits, and synergies of the combined companies, statements concerning the Company’s outlook, pricing trends, and forces within the industry, the completion dates of capital projects, expected sales growth, cost reduction strategies, and their results, long-term goals of the Company and other statements of expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. All predictions as to future results contain a measure of uncertainty and, accordingly, actual results could differ materially. Among the factors which could cause a difference are:  changes in the general economy; changes in demand for the Company’s products or in the cost and availability of its raw materials; the actions of its competitors; the success of our customers; technological change; changes in employee relations; government regulations; litigation, including its inherent uncertainty; difficulties in plant operations and materials; transportation, environmental matters; and other unforeseen circumstances.  A number of these factors are discussed in the Company’s previous filings with the U.S. Securities and Exchange Commission. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 (the “Act”) protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Contact:	Pauline Romeo
Tel-Instrument Electronics Corp.
(201) 933-1600 (Ext 309)

TEL-INSTRUMENT ELECTRONICS CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2024	March 31, 2024
	(unaudited)
ASSETS

Current assets:
Cash	$149,550	$132,013
Accounts receivable, net	1,763,680	1,110,548
Inventories, net	5,208,229	5,411,644
Prepaid expenses and other current assets	213,024	214,161
Total current assets	7,334,483	6,868,366

Equipment and leasehold improvements, net	64,165	73,195
Operating lease right-of-use assets	1,272,700	1,324,463
Deferred tax asset, net	2,439,427	2,450,657
Other long-term assets	35,109	35,109
Total assets	$11,145,884	$10,751,790

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,242,906	$1,276,935
Accrued expenses ‐vacation pay, payroll and payroll withholdings	265,948	248,713
Deferred revenues - current portion	57,778	72,803
Operating lease liabilities – current portion	204,064	210,111
Accrued expenses - other	179,748	120,027
Line of credit	1,000,000	690,000
Promissory notes – related parties	80,500	-
Total current liabilities	3,030,944	2,618,589

Operating lease liabilities – long-term	1,068,636	1,114,352
Other long term liabilities	43,524	45,501
Deferred revenues – long-term	104,963	119,721

Total liabilities	4,248,067	3,898,163

Commitments and contingencies

Stockholders’ equity:
Preferred stock, 1,000,000 shares authorized, par value $0.10 per share
Preferred stock, 500,000 shares 8% Cumulative Series A Convertible Preferred authorized, issued and outstanding, respectively par value $0.10 per share	4,175,998	4,115,998
Preferred stock, 320,000 shares 8% Cumulative Series B Convertible Preferred authorized, 233,334 and 233,334 issued and outstanding, par value $0.10 per share	1,732,701	1,704,701
Preferred stock, 166,667 shares 8% Cumulative Series C Convertible Preferred authorized; 53,500 and 53,500 issued, and outstanding, par value $0.10 per share	341,635	335,215
Common stock, 7,000,000 shares authorized, par value $0.10 per share, 3,255,887 and 3,255,887 shares issued and outstanding, respectively	325,586	325,586
Additional paid-in capital	6,286,607	6,379,085
Accumulated deficit	(5,964,710)	(6,006,958)
Total stockholders’ equity	6,897,817	6,853,627
Total liabilities and stockholders’ equity	$11,145,884	$10,751,790

TEL-INSTRUMENT ELECTRONICS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	June 30, 2024	June 30, 2023

Net sales	$2,842,176	$2,866,929
Cost of sales	2,096,274	1,572,380

Gross margin	745,902	1,294,549

Operating expenses:
Selling, general and administrative	542,340	584,858
Engineering, research, and development	131,638	289,441
Total operating expenses	673,978	874,299

Income from operations	71,924	420,250

Other (expense) income:
Interest income	11	39,289
Interest expense – other	(18,457)	(13,455)
Interest expense – judgement	-	(70,245)
Total other net expense	(18,446)	(44,411)

Income before income taxes	53,478	375,839

Income tax expense	11,230	80,547

Net income	42,248	295,292

Preferred dividends	(94,420)	(80,000)

Net income (loss) attributable to common shareholders	$(52,172)	$215,292

Basic net (loss) income per common share	$(0.02)	$0.07
Diluted net (loss) income per common share	$(0.02)	$0.06

Weighted average shares outstanding:
Basic	3,255,887	3,255,887
Diluted	3,255,887	5,215,665